EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-52730 and No. 333-54880) of Resources Connection, Inc. of our reports dated June 30, 2003 relating to the carve out consolidated financial statements of Ernst & Young Executive Temporary Management B.V., for the year ended June 30, 2002 which appear in this Form 8-K.

/s/ PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands

September 26, 2003